                                                                    EXHIBIT 99.2

                         [HEALTHCARE REALTY TRUST LOGO]


                                  NEWS RELEASE
--------------------------------------------------------------------------------

              Contact: Scott W. Holmes, Senior Vice President and
                    Chief Financial Officer, (615) 269-8175


             HEALTHCARE REALTY TRUST ANNOUNCES THIRD QUARTER RESULTS

     NASHVILLE, Tennessee October 28, 2004 -- Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter that ended September 30, 2004. Revenues for the third quarter totaled $61.8 million, compared with the prior year's $48.1 million. Net income for the period was $16.4 million, or $0.36 per diluted common share, versus $17.4 million, or $0.42 per diluted common share, for the third quarter of 2003.

     Funds from operations ("FFO"), calculated according to the definition of the National Association of Real Estate Investment Trusts and comprised primarily of net income and depreciation from real estate, totaled $31.2 million for the third quarter of 2004, compared with $28.2 million for the same period in 2003. FFO per diluted common share for the third quarter of 2004 totaled $0.69, compared with $0.68 for the third quarter of 2003. A reconciliation of FFO to net income follows.

     Revenues for the nine months ended September 30, 2004 totaled $170.6 million compared with the prior year's $142.1 million. Net income for the nine-month period was $49.8 million, or $1.15 per diluted common share, versus $53.7 million, or $1.29 per diluted common share, for the first nine months of 2003. Diluted FFO totaled $89.4 million for the nine months ended September 30, 2004, compared with $84.9 million for the same period in 2003. FFO per diluted common share for the first nine months of 2004 was $2.06, versus $2.04 for the same period in 2003.

         The decline in net income in the quarter ended September 30, 2004 is largely related to the application of Financial Accounting Standards Board ("FASB") Statement No. 141 in accounting for the acquisition of real estate operations. The Company has acquired approximately $299 million in real estate operations year-to-date. FASB Statement No. 141 requires that the purchase price of these real estate operations be allocated between the land, the physical building as if the building was vacant when acquired, and the lease intangible assets acquired. The purchase price allocated to the lease intangible assets is amortized over the remaining lease term, typically one to five years, compared to the estimated depreciable life of the building of 39 years. The majority of the lease intangible amortization is charged to amortization expense and, because it is accelerated, has reduced net income more significantly for the current year than prior years due to the increased volume of acquisitions. In addition, during the third quarter of 2004, the Company's independent auditors initiated a review of the Company's accounting treatment of the non-cash amortization of deferred compensation. Management believes the accounting treatment consistently followed since 1994 is correct. Resolution of the matter may result in an adjustment that would decrease a portion of the unamortized balance of deferred compensation. As of September 30, 2004, the unamortized deferred compensation balance was approximately $23.3 million. The matter remains under discussion; and, accordingly, the Company's financial statements may be subject to change.

     Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated with the delivery of healthcare services throughout the United States. As of September 30, 2004, the Company had investments of approximately $2.0 billion in 255 real estate properties or mortgages, totaling approximately
13.7 million square feet. The Company's portfolio was comprised of six major facility types, located in 31 states. The Company provided property management services to approximately 7.7 million square feet nationwide.


        The Company directs interested parties to its Internet page site, www.healthcarerealty.com, where material information is posted regarding this quarter's operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information. In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in a 10-K filed with the SEC by Healthcare Realty Trust for the year ended December 31, 2003. Forward-looking statements represent the
         Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.





                                     -MORE-

HR Reports Third Quarter Results
Page Two
October 28, 2004

                      HEALTHCARE REALTY TRUST INCORPORATED
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             THREE MONTHS ENDED            NINE MONTHS ENDED
                                                               SEPTEMBER 30,                  SEPTEMBER 30,
                                                        ---------------------------    ---------------------------
                                                            2004            2003           2004           2003
                                                        ------------   ------------    ------------   ------------
Revenues:
  Master lease rental income                            $     23,385   $     21,564    $     69,106   $     65,875
  Property operating income                                   30,352         18,523          77,862         52,852
  Straight line rent                                             354            811             844          2,001
  Mortgage interest income                                     1,953          2,710           7,586          7,678
  Other operating income                                       5,805          4,468          15,195         13,666
                                                        ------------   ------------    ------------   ------------
                                                              61,849         48,076         170,593        142,072
Expenses:
  General and administrative                                   3,066          2,701           9,306          8,235
  Property operating expenses                                 15,556          8,757          38,980         25,054
  Interest                                                    11,715          8,627          32,470         25,637
  Depreciation                                                12,359         10,549          35,018         31,169
  Amortization                                                 2,775             13           5,003             40
                                                        ------------   ------------    ------------   ------------
                                                              45,471         30,647         120,777         90,135
                                                        ------------   ------------    ------------   ------------
Income from continuing operations                             16,378         17,429          49,816         51,937

Discontinued operations:
   Operating income from discontinued operations                   0            481               0          2,383
   Loss on sale of real estate properties                          0           (461)              0           (668)
                                                        ------------   ------------    ------------   ------------
                                                                   0             20               0          1,715
                                                        ------------   ------------    ------------   ------------
Net income                                              $     16,378   $     17,449    $     49,816   $     53,652
                                                        ============   ============    ============   ============
Basic earnings per common share:
   Income from continuing operations per common share   $       0.37   $       0.42    $       1.17   $       1.27
                                                        ============   ============    ============   ============
   Discontinued operations per common share             $       0.00   $       0.00    $       0.00   $       0.04
                                                        ============   ============    ============   ============
   Net income per common share                          $       0.37   $       0.42    $       1.17   $       1.31
                                                        ============   ============    ============   ============
Diluted earnings per common share:
   Income from continuing operations per common share   $       0.36   $       0.42    $       1.15   $       1.25
                                                        ============   ============    ============   ============
   Discontinued operations per common share             $       0.00   $       0.00    $       0.00   $       0.04
                                                        ============   ============    ============   ============
   Net income per common share                          $       0.36   $       0.42    $       1.15   $       1.29
                                                        ============   ============    ============   ============
Weighted average common
     shares outstanding - Basic                           44,784,456     41,087,329      42,751,434     40,939,067
                                                        ============   ============    ============   ============
Weighted average common
     shares outstanding - Diluted                         45,499,021     41,732,935      43,463,096     41,636,126
                                                        ============   ============    ============   ============

                                     -MORE-

HR Reports Third Quarter Results
Page Three
October 28, 2004

                      HEALTHCARE REALTY TRUST INCORPORATED
                   RECONCILIATION OF FUNDS FROM OPERATIONS (1)
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         THREE MONTHS ENDED           NINE MONTHS ENDED
                                                             SEPTEMBER 30,               SEPTEMBER 30,
                                                       -------------------------   -------------------------
                                                           2004          2003         2004           2003
                                                       -----------   -----------   -----------   -----------
Net income(2)                                          $    16,378   $    17,449   $    49,816   $    53,652
  Net loss on sale of real estate properties                    37           461           603           668
  Real estate depreciation and amortization                 14,829        10,308        39,010        30,628
                                                       -----------   -----------   -----------   -----------
  Total adjustments                                         14,866        10,769        39,613        31,296
                                                       -----------   -----------   -----------   -----------
Funds from operations - Basic and Diluted              $    31,244   $    28,218   $    89,429   $    84,948
                                                       ===========   ===========   ===========   ===========
Funds from operations per common share - Basic         $      0.70   $      0.69   $      2.09   $      2.08
                                                       ===========   ===========   ===========   ===========
Funds from operations per common share - Diluted       $      0.69   $      0.68   $      2.06   $      2.04
                                                       ===========   ===========   ===========   ===========
Weighted average common shares outstanding - Basic      44,784,456    41,087,329    42,751,434    40,939,067
                                                       ===========   ===========   ===========   ===========
Weighted average common shares outstanding - Diluted    45,499,021    41,732,935    43,463,096    41,636,126
                                                       ===========   ===========   ===========   ===========


(1) Funds from operations ("FFO") and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). NAREIT defines FFO as "the most commonly accepted and reported measure of REIT operating performance equal to a REIT's net income, excluding gains or losses from sales of property and adding back real estate depreciation."

     Management believes FFO and FFO per share to be important supplemental measures of a REIT's performance because they provide an understanding of the operating performance of the Company's properties without giving effect to significant non-cash items, primarily depreciation of real estate. Management uses FFO and FFO per share to compare its own operating results from period to period, and to monitor the operating results of the Company's peers in the REIT industry. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts in their notes and publications about REITs; and finally, because research analysts publish their earnings estimates and consensus estimates for healthcare REITs only in terms of fully-diluted FFO per share and not in terms of net income or earnings per share. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

     However, FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States ("GAAP") and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

(2) Net income includes non-cash deferred compensation of $850 thousand and $688 thousand, respectively, for the three months ended September 30, 2004 and 2003, and $2.5 million and $2.1 million, respectively, for the nine months ended September 30, 2004 and 2003.

Healthcare Realty Trust maintains a website: www.healthcarerealty.com to provide general corporate, investor and financial information.


                                     -END-